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                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                       YEAR ENDED JUNE 30
                                                                               ----------------------------------
                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
PRIMARY:
Weighted Average Shares Outstanding:
Common shares................................................................     175,548     162,658     156,437
Convertible preferred shares.................................................          --          --       1,610
Stock options................................................................       7,089      13,132      17,388
                                                                               ----------  ----------  ----------
Total weighted average shares outstanding....................................     182,637     175,790     175,435
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Net income available to common stockholders..................................  $   78,026  $  114,512  $  224,802
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Net income per share.........................................................  $     0.43  $     0.65  $     1.28
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
FULLY DILUTED:
Weighted Average Shares Outstanding:
Common shares................................................................     175,548     162,658     156,437
Convertible preferred shares.................................................          --          --       1,610
Zero coupon convertible subordinated debentures..............................          --          --       7,402
Stock options................................................................       7,565      13,143      17,946
                                                                               ----------  ----------  ----------
Total weighted average share outstanding.....................................     183,113     175,801     183,395
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
INCOME PER SHARE:
Net income available to common stockholders..................................  $   78,026  $  114,512  $  224,802
Add discount amortization on zero coupon convertible subordinated
  debentures.................................................................          --          --       5,433
                                                                               ----------  ----------  ----------
Net income available to common stockholders..................................  $   78,026  $  114,512  $  230,235
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Net income per share.........................................................  $     0.43  $     0.65  $     1.26
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
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